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                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (this "Agreement"), dated as of December 15, 1999, is by and between American Medical Systems, Inc., a Delaware corporation ("Parent") and Urotek Ltd., an Israeli company ("Urotek").

                              W I T N E S S E T H:

     WHEREAS, the parties hereto entered into the Agreement and Plan Merger dated as of November 12, 1999, as amended (the "Merger Agreement") by and among Parent, Persuade Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent, and Influence, Inc., a Delaware corporation ("Influence"), Urotek and certain other principal stockholders of Influence, pursuant to which Influence merged with Merger Subsidiary resulting in Influence as the surviving entity; and

     WHEREAS, Dr. Mordechay Beyar, through his personal holding company Urotek, has agreed to retain pursuant to the terms of the Merger and as contemplated in the Merger Agreement 225,000 shares of the common stock, par value $0.001 per share, of Influence (the "Retained Common Stock"), which Retained Common Stock shall not be converted into the right to receive Merger Consideration (as defined in the Merger Agreement), and Parent agrees that Dr. Beyar, through Urotek, will retain such Retained Common Stock, on the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises and the covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.     DEFINITIONS

Section 1.01 Definitions. Unless otherwise defined herein, the capitalized terms used herein shall have the respective meanings attributed to them in the Merger Agreement. The following terms, as used herein, have the following meanings:

     "Additional Retained Merger Consideration" shall have the meaning ascribed to it in Section 2.03(b) hereof.

     "Additional Retained Series A Consideration" shall have the meaning ascribed to it in Section 2.03(b)(i) hereof.

     "Additional Retained Series D Consideration" shall have the meaning ascribed to it in Section 2.03(b)(ii) hereof.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Minneapolis, Minnesota are authorized or required by law to close.

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     "Change in Control" shall have the meaning ascribed to it in Section
2.02(b) hereof.

     "Charter" shall mean the Fourth Amended and Restated Certificate of Incorporation of Parent as in effect as of the date hereof.

     "Determination Date" shall have the meaning ascribed to it in Section 2.03(b) hereof.

     "$" or "Dollar" shall mean and refer to United States dollars.

     "Exchange Date" shall mean the date specified in the Parent Notice or Urotek Notice, as the case may be, on which Urotek shall transfer, assign and deliver the number of shares of Retained Common Stock to Parent as specified in such Notice in exchange for Parent's transfer, assignment and delivery of the Parent Shares to Urotek or its assigns; provided that the Exchange Date specified in the Parent Notice or Urotek Notice, as the case may be, shall be not less than 10 or more than 60 calendar days after the date when such Notice is given, unless the parties shall otherwise agree.

     "GAAP" shall have the meaning set forth in section 4.01(h) hereof.

     "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     "Material Adverse Effect" shall have the meaning ascribed to it in Section
4.01 hereof.

     "Parent Shares" shall mean the shares of Series A Preferred Stock and Series D Preferred Stock which shall be exchanged for the Retained Common Stock in respect of the Retained Merger Consideration and Additional Retained Merger Consideration, as the case may be, upon Urotek's transfer, assignment and delivery to Parent of shares of Retained Common Stock, together with all dividends and interest accrued or otherwise paid in accordance with the terms of the Charter, whether or not declared, from the date that any Merger Consideration in respect of which such Retained Merger Consideration or Additional Merger Consideration becomes payable or is paid (as though such Parent Shares were issued on the date of such reduction of Merger Consideration pursuant to Section 2.01) through the Exchange Date or any Determination Date, as the case may be.

     "Parent Notice" shall mean the written notice given by Parent to Urotek of Parent's election pursuant to Section 2.02(a) hereof to cause Urotek to transfer, assign and deliver the number of shares of the Retained Common Stock specified therein to Parent in exchange for Parent Shares.


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     "Person" means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including a Governmental Authority.

     "Retained Percentage" shall have the meaning set forth in Section 2.01(b) hereof.

     "Retained Common Stock" shall have the meaning set forth in the recitals hereto.

     "Retained Merger Consideration" shall have the meaning ascribed to it in
Section 2.01(a) hereof.

     "Retained Series A Merger Consideration" shall have the meaning ascribed to it in Section 2.03(a)(ii) hereof.

     "Retained Series D Merger Consideration" shall have the meaning ascribed to it in Section 2.03(a)(i) hereof.

     "SEC" shall have the meaning ascribed to it in Section 4.02(i) hereof.

     "Series A Exchange Price" shall have the meaning ascribed to it in Section 2.03(a)(ii) hereof.

     "Series A Preferred Stock" shall mean the Series A Non-Voting Preferred Stock, par value $.01 per share, of Parent, together with the rights and terms associated with such preferred stock as set forth in the Charter.

     "Series D Exchange Price" shall have the meaning ascribed to it in Section 2.03(a)(i) hereof.

     "Series D Preferred Stock " shall mean the Series D Convertible Voting Preferred Stock, par value $.01 per share, of Parent, together with the rights and terms associated with such preferred stock as set forth in the Charter.

     "Stockholders Agreement" shall mean the Stockholders Agreement, dated as of September 25, 1998, among Warburg, Pincus Equity Partners, L.P. ("Warburg"), Parent and certain other investors of the Parent identified therein (the "Investors"), as amended by Amendment No. 1 to the Stockholders Agreement, dated as of July 27, 1999, among Warburg, Parent, the Investors and New Investors (as defined therein). A copy of the Stockholders Agreement, as amended, is attached hereto as Exhibit A.

     "Transfer" shall have the meaning ascribed to it in Section 5.01(d) hereof.

     "Urotek Notice" shall mean the written notice given by Urotek to Parent of Urotek's election pursuant to Section 2.02(b) hereof to transfer, assign and deliver the number of shares of Retained Common Stock specified therein to Parent in exchange for Parent Shares.


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ARTICLE II.    THE EXCHANGE

Section 2.01   Reduction of Merger Consideration.

     (a) The amount of Merger Consideration to be paid by Parent in connection with the Merger consisting of the Initial Merger Consideration, Contingent Merger Consideration and Holdback Merger Consideration shall be reduced and retained by Parent by an amount equal to the product of (x) the amount of the Merger Consideration payable pursuant to Article 2 of the Merger Agreement, multiplied by (y) the Retained Percentage. The total Dollar value of the reductions to the payment of the Merger Consideration made pursuant to this paragraph (a) as of the Exchange Date shall be referred to herein as the "Retained Merger Consideration."

     (b) The "Retained Percentage" for purposes of this Section 2.01 shall mean:

          (i) with respect to the Initial Merger Consideration, a fraction equal to 0.022507 (or such other fraction that AMS and the Stockholders Representative shall agree in writing represents the portion of the total Initial Merger Consideration that would have been distributable pursuant to the Escrow and Exchange Agency Agreement, dated the date hereof, between the Stockholders Representatives, AMS and Norwest Bank Minnesota, National Association to Urotek in respect of the Retained Common Stock);

          (ii) with respect to the Contingent Merger Consideration, a fraction equal to 0.025797; and

          (ii) with respect to the Holdback Merger Consideration, a fraction equal to 0.022879

Section 2.02   Optional Exchange.

     (a) At any time after the date hereof, if Parent determines in its sole discretion that it is necessary or advisable or in the best interests of Parent to acquire the outstanding shares of Retained Common Stock, Parent may upon delivery of the Parent Notice require and cause, without further act, Urotek to transfer, assign and deliver to Parent the number of shares of Retained Common Stock specified in the Parent Notice in exchange for Parent Shares.

     (b) At any time after (or in the case of clauses (ii) or (iii) below, immediately prior to or after) (i) December 31, 2001, (ii) the effective date of a registration statement registering Parent's capital stock under the Securities Act for public distribution or
          (iii) a Change in Control of Parent, Urotek may upon delivery of the Urotek Notice cause, without further act, Parent to exchange the number of shares of Retained Common Stock specified therein, which shares Urotek shall transfer, assign and deliver to Parent, for Parent Shares. As used herein, a "Change in Control" shall mean the occurrence after the Effective Time of any of the following: (x) the acquisition of voting securities (other than upon the exchange of any class of preferred stock) of Person by any person or group of persons that

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          results in such person or group, together with its affiliates, becoming, directly or indirectly, the beneficial owner of in excess of 50% of the outstanding voting securities of Parent; (y) a merger or consolidation of Parent with any other corporation or legal entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities (or preferred stock convertible into voting securities) of Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) in excess of 50% of the voting securities of Parent or such surviving entity outstanding immediately after such merger or consolidation; or (z) the sale or disposition of all or substantially all of Parent's assets other than in a transaction in which holders of the voting securities of Parent immediately prior to such transaction receive voting securities of the acquiror of such assets or its affiliate that represent in excess of 50% of the voting securities of such entity after consummation of such transaction.

Section 2.03 Exchange. The outstanding shares of Retained Common Stock shall be exchanged for Parent Shares as follows:

     (a) On the Exchange Date, in exchange for Urotek's transfer, assignment and delivery of shares of Retained Common Stock to Parent, Parent shall:

          (i) convert 67% of the Retained Merger Consideration (the "Retained Series D Consideration") into the number of shares of Series D Preferred Stock which results from dividing the amount of the Retained Series D Consideration as of the Exchange Date by the exchange price that is in effect for such share at the time of exchange computed as provided herein (the "Series D Exchange Price"); and

          (ii) convert 33% of the Retained Merger Consideration (the "Retained Series A Consideration") into the number of shares of Series A Preferred Stock which results from dividing the amount of the Retained Series A Consideration as of the Exchange Date by the exchange price that is in effect for such share at the time of exchange computed as provided herein (the "Series A Exchange Price", together with the Series D Exchange Price, the "Exchange Prices").

     (b) In consideration for Urotek's transfer, assignment and delivery of shares of Retained Common Stock to Parent on the Exchange Date, if on any day after the Exchange Date, Parent reduces and retains additional Merger Consideration pursuant to Section 2.01 hereof ("Additional Retained Merger Consideration") that becomes due and payable by Parent after the Exchange Date to the former holders of the Company Common Stock or Company Preferred Stock pursuant to the Merger Agreement (a "Determination Date"), Parent immediately upon payment of such Merger Consideration to such holders shall:

          (i) convert 67% of the Additional Retained Merger Consideration (the "Additional Retained Series D Consideration") into the number of shares of Series D Preferred Stock which results from dividing the amount of the Additional

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               Retained Series D Consideration as of the applicable
               Determination Date by the Series D Exchange Price; and

          (ii) convert 33% of the Additional Retained Merger Consideration (the "Additional Retained Series A Consideration") into the number of shares of Series A Preferred Stock which results from dividing the amount of the Additional Retained Series A Consideration as of the applicable Determination Date by the Series A Exchange Price.

     (c) The initial Series D Exchange Price shall be Ten Dollars ($10) and the initial Series A Exchange Price shall be One Thousand Dollars ($1,000). These Exchange Prices shall be adjusted from time to time as provided in Article 3 hereof.

Section 2.04 Mechanics of Exchange. On the Exchange Date, Urotek shall surrender the certificate or certificates for the number of shares of Retained Common Stock to be exchanged for Parent Shares as specified in the Parent Notice or Urotek Notice, as the case may be, duly endorsed, at the office of Parent or any transfer agent thereof, or notify Parent or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement reasonably satisfactory to Parent to indemnify Parent from any loss incurred by it in connection with such certificates. Thereupon, and on any Determination Date thereafter, Parent shall promptly issue and deliver to Urotek a certificate or certificates for the number of shares of Series A Preferred Stock and Series D Preferred Stock to which Urotek is entitled. Such exchange shall be deemed to have been made immediately prior to the close of business on the Exchange Date, and (a) the shares of Retained Common Stock to be exchanged shall be converted into the right to receive Retained Merger Consideration and Additional Retained Merger Consideration and (b) Urotek shall be treated for all purposes as the record holder of such shares of Series A Preferred Stock and Series D Preferred Stock on such date.

Section 2.05 Fractional Shares. Fractional shares of Series A Preferred Stock or Series D Preferred Stock may be issued upon exchange of the Retained Common Stock. In lieu of any fractional share to which Urotek would otherwise be entitled, the Parent may pay cash equal to the product (rounded to the nearest cent) of such fraction multiplied by the per share fair market value of Series A Preferred Stock or Series D Preferred Stock, as the case may be, as determined in good faith by the Board of Directors of Parent as of the Exchange Date.

ARTICLE III.   ADJUSTMENTS TO THE EXCHANGE PRICES

Section 3.01 Adjustment for Stock Splits and Combinations. If Parent shall at any time or from time to time after the Effective Time effect a stock split or subdivision of the outstanding shares of Series A Preferred Stock or Series D Preferred Stock, as the case may be, the Series A Exchange Price or Series D Exchange Price, as the case may be, in effect immediately before that subdivision shall be proportionately decreased, and, conversely, if Parent shall at any time or from time to time after the Effective Time combine the outstanding shares of Series A Preferred Stock or Series D Preferred Stock,


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as the case may be, into a smaller number of shares, the Series A Exchange Price or Series D Exchange Price, as the case may be, in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Section 3 shall become effective at the close of business on the date the stock split, subdivision or combination becomes effective.

Section 3.02 Adjustment for Dividends and Distributions. If Parent at any time or from time to time after the Effective Time issues, or fixes a record date for the determination of holders of Series A Preferred Stock or Series D Preferred Stock, as the case may be, entitled to receive, a dividend or other distribution payable solely in additional shares of (x) Series A Preferred Stock, to holders of Series A Preferred Stock or (y) Series D Preferred Stock, to holders of Series D Preferred Stock, in each such event the Series A Exchange Price or Series D Exchange Price, as the case may be, that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by:

     (i) in the event that Parent distributes a dividend to holders of Series A Preferred payable solely in Series A Preferred Stock, multiplying the Series A Exchange Price then in effect by a fraction (A) the numerator of which is the total number of shares of Series A Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
           (B) the denominator of which is the sum of the total number of shares of Series A Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; or

     (ii) in the event that Parent distributes a dividend to holders of Series D Preferred payable solely in Series D Preferred Stock, multiplying the Series D Exchange Price then in effect by a fraction (A) the numerator of which is the total number of shares of Series D Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
           (B) the denominator of which is the sum of the total number of shares of Series D Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; plus

     (iii) the number of shares of Series A Preferred Stock or Series D Preferred Stock, as the case may be, issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exchange Price for such stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Exchange Price for such stock shall be adjusted pursuant to this Section 3.02 to reflect the actual payment of such dividend or distribution.

Section 3.03 Adjustments for Other Dividends and Distributions. If Parent at any time or from time to time after the Effective Time issues, or fixes a record date for the determination of holders of Series A Preferred Stock or Series D Preferred Stock entitled to receive, a dividend or other distribution payable in securities of Parent (other than (i)


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shares of Series A Preferred Stock, to holders of Series A Preferred Stock or
(ii) shares of Series D Preferred Stock, to holders of Series D Preferred Stock) or other property, in each such event provision shall be made so that Urotek shall receive upon exchange of the Retained Common Stock as contemplated herein, in addition to the number of Parent Shares receivable thereupon, the amount of securities of Parent or other property which it would have received had its Retained Common Stock been exchanged into Series A Preferred Stock or Series D Preferred Stock, as the case may be, on the date of such event and had it thereafter, during the period from the date of such event to and including the Exchange Date or Determination Date, as the case may be, retained such securities or other property receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 3 with respect to the rights of Urotek or with respect to such other securities or other property by their terms. As used herein, the term "other property" does not include cash.

Section 3.04 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Effective Time, the Series A Preferred Stock or Series D Preferred Stock, as the case may be, issuable upon the exchange of the Retained Common Stock as contemplated herein is changed into the same or a different number of shares of any class or series of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 3), then in any such event Urotek shall have the right thereafter to exchange such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Series A Preferred Stock or Series D Preferred Stock, as the case may be, into which such shares of Retained Common Stock could have been exchanged into immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

Section 3.05 Reorganization. If at any time or from time to time after the Effective Time there is a capital reorganization of the Series A Preferred Stock or Series D Preferred Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 3), as a part of such capital reorganization provision shall be made so that Urotek shall thereafter be entitled to receive upon exchange of the Retained Common Stock as contemplated herein the number of shares of stock or other securities or property of the company to which a holder of the number of shares of Series A Preferred Stock or Series D Preferred Stock, as the case may be, deliverable upon exchange thereof would have been entitled in such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.05 with respect to the rights of Urotek after such capital reorganization to the end that the provisions of this Section 3 (including adjustment either of the Series A Exchange Price or Series D Exchange Price then in effect and the number of shares issuable upon exchange of the Retained Common Stock) shall be applicable after that event and be as nearly equivalent as practicable.


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Section 3.06   Certificate of Adjustment. In each case of an adjustment or readjustment of either of the Exchange Prices for the number of shares of Series A Preferred Stock or Series D Preferred Stock or other securities issuable upon exchange of the Retained Common Stock, Parent, at its own expense, shall cause its chief financial officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to Urotek. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment in either Series A Exchange Price or Series D Exchange Price shall be required to be made unless such adjustment thereto would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

Section 3.07 Notices of Record Date. Upon (i) the establishment by Parent of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of Parent, any reclassification or recapitalization of the capital stock of Parent, any merger or consolidation of Parent with or into any other corporation, or any transfer of all or substantially all the assets of Parent to any other person or any voluntary or involuntary dissolution, liquidation or winding up of Parent, Parent shall mail to Urotek at least 20 days prior to the record date specified therein a notice specifying (x) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (y) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (z) the date, if any, that is to be fixed as to when the holders of record of Series A Preferred Stock or Series D Preferred Stock, as the case may be, (or other securities) shall be entitled to exchange their shares of Series A Preferred Stock or Series D Preferred Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification transfer, consolidation, merger, dissolution, liquidation or winding up.

Section 3.08 Reservation of Stock Issuable upon Exchange. Parent shall at all times reserve and keep available out of its authorized but unissued shares of Series A Preferred Stock and Series D Preferred Stock, solely for the purpose of effecting the exchange of the shares of the Retained Common Stock, such number of its shares of Series A Preferred Stock and Series D Preferred Stock as shall from time to time be sufficient to effect the exchange of all outstanding shares of the Retained Common Stock; and if at any time the number of authorized but unissued shares of Series A Preferred Stock or Series D Preferred Stock shall not be sufficient to effect the exchange of all then outstanding shares of the Retained Common Stock, Parent will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series A Preferred Stock and/or Series D Preferred Stock to such number of shares as shall be sufficient for such purpose.


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Section 3.09   Payment of Taxes. Parent will pay all transfer taxes or charges that may be imposed with respect to the issue or delivery of shares of Series A Preferred Stock or Series D Preferred Stock to Urotek pursuant to this Agreement.

Section 3.10 No Impairment. Parent shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by Parent, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the exchange rights of Urotek against dilution or other impairment as provided herein.

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of Parent. Parent hereby represents and warrants to Urotek:

     (a) Organization and Good Standing: Certificate of Incorporation and Bylaws. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. Parent is duly qualified to conduct business as a foreign corporation and is in good standing as a foreign corporation in all jurisdictions where the properties owned, leased or operated by it are located or where its business is conducted, except where the failure to so qualify or be in good standing is not reasonably likely to have a material adverse effect on Parent's consolidated business, financial condition, results of operations, assets, liabilities or prospects (a "Material Adverse Effect").

     (b) Corporate Power. Parent has all requisite legal and corporate power to enter into, execute, deliver and perform its obligations under this Agreement. This Agreement is a valid and binding obligations of Parent, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy laws or other laws affecting creditors' remedies generally or by equitable principles.

     (c)  Authorization, Etc.

          (i) Corporate Action. All corporate action on the part of Parent necessary for the execution and delivery of this Agreement, the issuance of the shares of Series A Preferred Stock and Series D Preferred Stock upon exchange of the shares of Retained Common Stock, and the performance of Parent's obligations hereunder, has been taken.

          (ii) Valid Issuance. Any shares of Series A Preferred Stock and Series D Preferred Stock issued upon exchange of the Retained Common Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, and fully-paid and non-assessable.


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          (iii) No Preemptive Rights. No Person has any right of first refusal or any preemptive or similar rights in connection with the issuance of the shares of Series A Preferred Stock or Series D Preferred Stock upon exchange of the shares of Retained Common Stock or the issuance of any other securities by Parent.

     (d) Noncontravention. The execution, delivery and performance of and compliance with this Agreement and the issuance of the shares of Series A Preferred Stock and Series D Preferred Stock upon exchange of the Retained Common Stock will not result in nor constitute any breach, default or violation of (i) any agreement, contract, lease, license, instrument or commitment (oral or written) to which Parent is a party or is bound or (ii) any law, rule, regulation, statute or order applicable to Parent or its properties, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Parent or any of its subsidiaries, any of which breach, default or violation under clause (i) or (ii), preceding, would have a Material Adverse Effect.

     (e) Consents, Etc. Assuming the accuracy of the representations and warranties of Urotek in Section 4.02 hereof on the date hereof and on each Exchange Date and Determination Date, no consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial or other governmental authority or other person on the part of Parent is required in connection with the valid execution and delivery of this Agreement or the issuance of the shares of Series A Preferred Stock or the Series D Preferred Stock upon exchange of the Retained Common Stock; other than, if required, filings or qualifications under applicable state securities laws, which filings or qualifications, if required, will be timely filed or obtained by Parent.

     (f) Offering. Assuming the accuracy of the representations and warranties of Urotek in Section 4.02 hereof on the date hereof and on each Exchange Date and Determination Date, the issuance of shares of Series A Preferred Stock and Series D Preferred Stock issued upon exchange of the shares of Retained Common Stock will not result in a violation of the requirements of Section 5 of the Securities Act or the qualification or registration requirements of any applicable state securities laws.

     (g) Capitalization. The capitalization of Parent consists of 32,282,116 shares, currently consisting of (i) 8,000,000 shares of common stock, $.01 par value per share ("Common Stock"), (ii) 6,000,000 shares of non-voting common stock, $.01 par value per share ("Non-Voting Common Stock"), (iii) 32,116 shares of Series A Preferred Stock, (iv) 4,050,0000 shares of Series B Convertible Voting Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), (v) 6,000,000 shares of Series C Convertible Non-Voting Preferred Stock, $.01 par value per share (the "Series C Preferred Stock"), (vi) 4,800,000 shares of Series D Convertible Voting Preferred Stock, $.01 par value per share (the "Series D Preferred Stock"), and (vii) 3,400,000 shares of Series E Convertible Non-Voting Preferred Stock, $.01 par value per share (the "Series E Preferred Stock"). On the date hereof, (i) no shares of Common Stock, (ii) no shares of Non-Voting Common Stock, (iii) 28,115 shares of Series A Preferred Stock, (iv) 680,000 shares of Series B Preferred Stock, (v) 3,370,000 shares of Series C Preferred Stock, (vi) 336,144 shares of Series D Preferred Stock and (vii) 1,163,856 shares of Series E Preferred Stock were issued and outstanding.

     (h) Financial Statements. The Parent has previously furnished to Urotek true and complete copies of the following financial statements for the
          Parent: (i) statements of financial condition as of December 31, 1998, and the related statements of operations and statements of changes in financial position for the period from September 10, 1998 through December 31, 1998, all certified by Ernst & Young LLP, independent accountants, and (ii)(A) unaudited statements of financial condition as of October 2, 1999, (B) unaudited statements of operations for the three and nine month periods ended October 2, 1999 and October 3, 1998 and (C) unaudited statements of cash flows for the three and nine month periods ended October 2, 1999. All such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods (except for the omission of notes to the unaudited financial statements), fairly present the consolidated financial condition of the Parent as of dates thereof, and the results of operations of the Parent for the periods indicated, and, in the case of unaudited statements, subject to normal and recurring year-end adjustments. Specifically, without limitation, such financial statements reflect, as of their respective dates, all material accrued liabilities and adequate reserves for all material un-accrued liabilities and for all reasonably anticipated material losses of the Parent. The books of account of the Parent fully and fairly reflect all of the transactions of such companies and are complete and accurate. The Parent is not subject to any undisclosed material liability not (i) reflected in its October 2, 1999 unaudited financial statements referred to above or in the notes to the December 31, 1998 financial statements or (ii) incurred in the ordinary course of business since October 2, 1999. For purposes of this Agreement, all financial statements of the Parent shall be deemed to include any notes to such financial statements.

     (i) Compliance with Laws. The Parent is not (i) subject to the terms or provisions of any material judgment, decree, order, writ or injunction or (ii) in violation of any terms or provisions of any laws, rules, or regulations, except where such violations do not and are not likely to have a Material Adverse Effect.

     (j) Title to Property and Assets. Parent owns and possesses its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except as reflected in the financial statements and except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of Parent and its subsidiaries. With respect to the property and assets it leases, each of Parent and each of its subsidiaries is in compliance with such leases in all material respects.

Section 4.02. Representations and Warranties by Urotek. Urotek represents and warrants to Parent as follows:

     (a) Organization and Good Standing: Certificate of Incorporation and Bylaws. Urotek is a corporation duly organized, validly existing and in good standing under the corporate laws of Israel. Urotek is a non-U.S. Person within the meaning of Regulation S promulgated pursuant to the Securities Act of 1933, as amended.

     (b) Corporate Power. Urotek has all requisite legal and corporate power to enter into, execute, deliver and perform its obligations under this Agreement. This Agreement is a valid and binding obligations of Urotek, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy laws or other laws affecting creditors' remedies generally or by equitable principles.

     (c) Authorization. All corporate and legal action on the part of Urotek, its officers, directors and stockholders necessary for the execution and delivery of this Agreement and the performance of Urotek's obligations hereunder has been taken.

     (d) Noncontravention. The execution, delivery and performance of and compliance with this Agreement will not result in nor constitute any breach, default or violation of (i) any agreement, contract, lease, license, instrument or commitment (oral or written) to which Urotek is a party or is bound or (ii) any law, rule, regulation, statute or order applicable to Urotek or its properties.

     (e) Consents, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial or other governmental authority or other person on the part of Urotek is required in connection with the valid execution and delivery of this Agreement.

     (f) Investment Intent; Authority. Urotek is acquiring the shares of Series A Preferred Stock and Series D Preferred Stock issuable upon exchange of the shares of Retained Common Stock for investment for Urotek's own account, and not as nominee or agent for investment and not with a view to or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act.

     (g) Shares Not Registered. Urotek understands and acknowledges that neither the shares of Series A Preferred Stock nor the shares of Series D Preferred Stock issuable upon exchange of the shares of Retained Common Stock will be registered under the Securities Act or qualified under any state securities laws in reliance upon one or more exemptions from registration or qualification under the Securities Act and such state securities laws, and that Parent's reliance upon such exemption is predicated upon Urotek's representations set forth in this Agreement. Urotek understands and acknowledges that resale of the shares of

          Series A Preferred Stock and Series D Preferred Stock issuable upon exchange of the shares of Retained Common Stock may be restricted indefinitely unless they are subsequently registered under the Securities Act and qualified under state law or an exemption from such registration and such qualification is available.

     (h) Disposition. In no event will Urotek make a disposition of any of the shares of Series A Preferred Stock or Series D Preferred Stock issuable upon exchange of the shares of Retained Common Stock, unless such preferred stock shall have been registered under the Securities Act, unless and until (i) it shall have notified Parent with a statement of the circumstances surrounding the proposed disposition and (ii) it shall have furnished Parent with an opinion of counsel reasonably satisfactory to Parent to the effect that (A) such disposition will not require registration of such securities under the Securities Act, and (B) that appropriate action necessary for compliance with the Securities Act has been taken.

     (i) Accredited Investor. Urotek is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

ARTICLE V.     ADDITIONAL COVENANTS

Section 5.01   Covenants.

     (a) The parties hereto shall each take all such action within their reasonable control as may be necessary or appropriate from time to time to cause the exchange of the Retained Common Stock for shares of Series A Preferred Stock and Series D Preferred Stock as contemplated herein to be effected on the Exchange Date and any Determination Date.

     (b) The parties hereto hereby acknowledge and consent to the provisions of this Agreement, and covenant and agree to execute and deliver, or cause to be executed and delivered, such documents or instruments, and to take, or cause to be taken, such actions, as may be necessary or desirable to effect the purposes of this Agreement, including, without limitation, to effect or evidence the transfer, assignment and delivery of (i) the shares of Retained Common Stock to Parent and (ii) shares of Series A Preferred Stock and Series D Preferred Stock to Urotek, each as acquired by Parent or Urotek, as the case may be, pursuant to this Agreement.

     (c) On the Exchange Date, Urotek shall execute and deliver to Parent the counterpart signature page to the Stockholders Agreement attached hereto as Exhibit B, and upon such execution and delivery Urotek shall become a party to the Stockholders Agreement, and be subject to all of the obligations and entitled to all of the rights of an Investor (as such term is defined therein).

     (d) Urotek shall not sell, transfer, assign, pledge or otherwise dispose of ("Transfer") the Retained Common Stock, or any portion thereof, (except to Dr. Beyar provided that Dr. Beyar agrees in writing to be bound by the terms and conditions of this Agreement), without the prior written consent of Parent, which consent shall not be unreasonably withheld. Urotek shall notify Parent of any proposed Transfer of the Retained Common Stock, or any portion thereof, in writing 30 days prior to the date of such proposed Transfer. Urotek acknowledges and agrees that any attempted Transfer in violation of this Section 5.01(d) shall result in the automatic exchange of the Retained Common Stock for the right to receive Parent Shares as contemplated by and in accordance with Article II hereof.

     (e) The certificate for the shares of Retained Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE EXCHANGE AGREEMENT, DATED AS OF DECEMBER 15, 1999, BY AND BETWEEN AMERICAN MEDICAL SYSTEMS, INC. AND UROTEK LTD. ("EXCHANGE AGREEMENT") AND CANNOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF IN VIOLATION THEREOF."

     (f) Urotek hereby acknowledges and agrees that other than as specifically required by the terms of the Charter, neither Parent nor Influence is at any time obligated to make, pay or declare any dividends or other distributions to any holders of shares of their respective capital stock, including, without limitation, Urotek.

ARTICLE VI.    MISCELLANEOUS

Section 6.01. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below,
(iii) if given by facsimile, once such notice or other communication is transmitted to the facsimile number specified below and electronic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

         If to Urotek:


                  To:      Urotek Ltd.
                           3 Hasadnoat St.
                           Herzelia B
                           ISRAEL 46728
                           Attn:    Dr. Mordechay Beyar
                           Fax:     972-9-970-4355

                  With a copy to:

                           Arnold & Porter
                           399 Park Avenue
                           New York, NY 1002
                           Attn:  Paul I. Rachlin, Esq.
                           Fax:  (212) 715-1399

         If to Parent:

                  To:      American Medical Systems, Inc.
                           10700 Bren Road West
                           Minnetonka, Minnesota 55343
                           Attn:  Chief Executive Officer
                           Fax:  (612) 930-6695

                  With a copy to:

                           Oppenheimer Wolff & Donnelly LLP
                           Plaza VII
                           45 South Seventh Street, Suite 3400
                           Minneapolis, Minnesota 55402
                           Attn:  Thomas A. Letscher, Esq.
                           Fax:  (612) 607-7100
                  and
                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, NY 10019
                           Attn: Christopher E. Manno
                           Fax:  (212) 728-8111


     Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

Section 6.02 Amendments; No Waivers. Any provision of this Agreement may be amended, waived or modified upon the written consent of the Urotek and the Purchaser to be bound by such amendment, waiver or modification.

Section 6.03 Expenses. All costs, fees and expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

Section 6.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly set forth herein, no party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party.

Section 6.05 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

Section 6.06 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts and the signatures delivered by facsimile, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

Section 6.07 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior and contemporaneous oral and written agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 6.08 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

Section 6.09 Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

Section 6.10 Construction. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

Section 6.11 Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 6.12 Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any Person not a party hereto

                     (Following Page is the Signature Page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


AMERICAN MEDICAL SYSTEMS, INC.          UROTEK LTD. INC.
a Delaware corporation                  an Israeli corporation


By:    /s/ Douglas W. Kohrs             By:      /s/ Mordechay Beyar
   ---------------------------             ----------------------------

Name:  Douglas W. Kohrs                 Name:    Mordechay Beyar
     -------------------------               --------------------------

Title: President and CEO                Title:   Director
      ------------------------                -------------------------



Mordechay Beyar, M.D. hereby absolutely and unconditionally guarantees the prompt payment and performance of all of the agreements, covenants and obligations of Urotek Ltd. under the foregoing Agreement between American Medical Systems, Inc. and Urotek Ltd.


/s/ Mordechay Beyar
------------------------------
MORDECHAY BEYAR, M.D.





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